Exhibit 99.1

First Financial Bancorp Adds to Columbus, Ohio Market Entrance
With the Acquisition of Insight Bank

Cincinnati, Ohio - December 20, 2013 - First Financial Bancorp (Nasdaq: FFBC) (the “Company”), the parent company of First Financial Bank (collectively with the Company, “First Financial”), and Insight Bank (“Insight”) announced today the signing of a definitive merger agreement. Under the merger agreement, First Financial will acquire Insight in a cash and stock transaction in which Insight will merge with and into First Financial Bank.

Founded in 2006 and conducting operations out of one full service location in Worthington, Ohio, and a mortgage origination office in Newark, Ohio, Insight provides commercial and consumer banking services to clients throughout Central Ohio. As of September 30, 2013, Insight had total assets of $200.2 million, total deposits of $165.4 million, total common shareholders’ equity of $20.1 million, tangible book value per common share outstanding of $12.35 and net income for the last twelve months of $1.8 million.

“This partnership with Insight represents a major element in our strategy for entering the Columbus market,” commented Claude Davis, President and CEO of the Company. “The team at Insight has built an outstanding franchise revolving around a client-centric business model similar to our own. They have developed excellent brand awareness in the market and invested heavily in recruiting talented personnel. Insight’s strong commercial team will benefit from our expanded product set and larger capital base, and its retail business will provide an outstanding platform for further growth as we compliment their high service level with a wider array of client-solutions and wealth management capabilities.”

Harvey Glick, President and CEO of Insight added, “In joining First Financial, we will be part of an organization that shares the same relationship-based approach to business that our clients enjoy at Insight. Partnering with First Financial will allow us to accelerate and enhance our ability to meet the expanding needs of our clients using the new products while retaining the same local decision making and personalized service they are accustomed to.”

Under the terms of the merger agreement, which was unanimously approved by the boards of directors of each party, shareholders of Insight will receive $20.50 for each share of Insight common stock consisting of $16.40 in the Company’s common stock and $4.10 in cash, subject to certain adjustment depending upon changes in the price of the Company’s common stock. The final exchange ratio related to the stock component will be based on the average closing price of the Company’s stock over the 20 consecutive trading day period ending on the third business day prior to close. Including outstanding options on Insight common stock, the transaction is valued at approximately $36.6 million. Additionally, the parties intend to redeem Insight’s $4.3 million of preferred stock issued to the U.S. Department of the Treasury through the Small Business Lending Fund either prior to or immediately following close of the transaction.

The Company intends to appoint one director from Insight’s board to serve on its board following close of the transaction. Furthermore, the Company will establish a Columbus advisory board consisting of current Insight directors, as well as current directors from The First Bexley Bank, to continue leveraging the relationships and market knowledge these directors possess as the Company establishes its brand in Central Ohio.

Excluding estimated restructuring charges of approximately $4.5 million, First Financial expects the transaction to be accretive to 2014 diluted earnings per share by $0.01, to 2015 diluted earnings per share by $0.03 and $0.04 annually thereafter. Applying pro forma merger adjustments to the Company’s September 30, 2013 reported balance sheet amounts, dilution to tangible book value per common share is estimated to be $0.12, or 1.2%, inclusive of all restructuring charges with an earnback period of approximately three-and-a-half years.

The transaction is expected to be completed during the first half of 2014, subject to approval by Insight’s shareholders, regulatory approvals and other customary closing conditions.

Squire Sanders (US) LLP served as legal counsel to First Financial. Keefe, Bruyette and Woods, Inc. served as financial advisor and provided a fairness opinion to Insight’s board of directors and Vorys, Sater, Seymour and Pease LLP served as legal counsel to Insight.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of September 30, 2013, the Company had $6.3 billion in assets, $3.9 billion in loans, $4.7 billion in deposits and $692 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.6 billion in assets under management as of September 30, 2013. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 110 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

About Insight Bank
Insight Bank provides banking and financial services to individuals and commercial customers in Franklin and Delaware Counties and their surrounding areas in Central Ohio. Insight has one full-service banking location in Worthington, Ohio, and a mortgage origination office in Newark, Ohio. As of September 30, 2013, Insight had total assets of $200.2 million, total loans of $165.2 million and total deposits of $165.4 million. Additional information about Insight Bank can be found on its website at www.insightbank.com.

Important Information for Investors and Shareholders
This communication does not constitute an offer of any securities for sale. This communication is being made in respect of a proposed transaction involving First Financial and Insight. In connection with the proposed transaction, the Company intends to file with the SEC a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Insight. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Insight in advance of a special meeting of shareholders that will be held to consider the proposed merger. INVESTORS AND SECURITY HOLDERS OF INSIGHT ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FIRST FINANCIAL, INSIGHT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors may also obtain these documents, without charge, from First Financial’s website at http://www.bankatfirst.com or by contacting First Financial’s investor relations department at (877) 322-9530.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). Such statements include certain plans, expectations, goals, projections and benefits relating to the merger transaction among First Financial and Insight, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

In addition to factors previously disclosed in reports filed by the Company with the SEC, risks and uncertainties for First Financial, Insight and the combined institution include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Insight’s operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of Insight shareholders to adopt the merger agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on First Financial’s, Insight’s or the combined company's respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this news release are based on information available at the time of the release. Neither First Financial nor Insight assume any obligation to update any forward-looking statement.

First Financial Bancorp Contact Information
Investors/Analysts    Media
Kenneth Lovik    Jenny Keighley
Senior Vice President, Investor Relations and    Assistant Vice President, Media Relations Manager
Corporate Development    (513) 979-5852
(513) 979-5837    jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

Insight Bank Contact Information
Harvey L. Glick
President & CEO
(614) 310-7676
hglick@insightbank.com